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                                                                       Exhibit 7

List of Reinsurance Contracts

                                         Effective
                Title                      Date                 Reinsurer
                -----                    ---------              ---------
Variable Annuity GMDB Reins Agreement     5/1/97     Manulife Reinsurance
#L97-2963                                            Corporation (formerly
                                                     Employers Re Corporation)

Automatic Annuity Reinsurance Agreement   5/1/97     TransAmerica Occidental
#5920-4                                              Life Insurance Co